For Immediate Release
Contact: Robert Copple or Nikki Sacks
972-665-1500
CINEMARK HOLDINGS, INC. ANNOUNCES QUARTERLY CASH DIVIDEND
Plano, TX, February 26, 2008 — Cinemark Holdings, Inc. (NYSE: CNK), a leading motion picture exhibitor, announced today that its board of directors has declared a cash dividend for its fourth quarter of fiscal 2007 of $0.18 per share of common stock. The dividend will be paid on March 14, 2008, to stockholders of record on March 6, 2008.
The Company intends to pay a regular quarterly dividend at an annual rate equal to $0.72 per share of common stock (or a quarterly rate equal to $0.18 per share of common stock). The declaration of future dividends on our common stock will be at the discretion of the board of directors which will depend upon many factors, including our results of operations, financial condition, earnings, capital requirements, limitations in our debt agreements and legal as well as other relevant factors.
About Cinemark Holdings, Inc.
Headquartered in Plano, TX, Cinemark is a leader in the motion picture exhibition industry. As of September 30, 2007, Cinemark operates 404 theatres and 4,596 screens in 38 states in the United States and internationally in 12 countries, mainly in Mexico, South and Central America. For more information go to www.cinemark.com.
Forward-looking Statements
Certain matters within this press release include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statement. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. For a description of these factors, please review the “Risk Factors” section or other sections in the Company’s 424(b)(1) prospectus filed April 24, 2007 and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by such risk factors.